                                                                       EXHIBIT 5

July 9, 2001

Jeffrey A. Snider
c/o PAULA Financial
300 North Lake Avenue, Suite 300
Pasadena, California  91101

Dear Jeff:

     I am happy to announce that PAULA Financial (the "Company") hereby offers to exchange the 310,000 options (the "Options") to purchase shares of our common stock, par value $.01 per share (the "Common Stock"), that were granted to you on July 26, 1994 and October 26, 1996 for restricted shares of Common Stock (the "Restricted Stock"), of which (i) 248,0000 shares of Restricted Stock will be issued under the PAULA Financial 1994 Stock Incentive Plan (the "1994 Plan") and
(ii) 62,000 shares of Restricted Stock will be issued under the PAULA Financial Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan" and, together with the 1994 Plan, the "Plans"), as more fully described below.

     1. TERMS OF THE OFFER. In exchange for any Options that you tender that are accepted for exchange and cancelled by us, you will receive a number of shares of Restricted Stock to be issued under the Plans equal to the total number of shares subject to the Options you tender. The number of shares of Restricted Stock that we will exchange for the Options you tender, if any, will be as you describe in the letter of transmittal that is enclosed as EXHIBIT A hereto (the "Letter of Transmittal"). The Restricted Stock will be subject to the terms and conditions of the Plans and a restricted stock agreement between you and the Company, which will be substantially in the form enclosed as EXHIBIT B hereto (the "Restricted Stock Agreement"). The Restricted Stock will vest one-third on the date of issuance, one-third on the first anniversary of the date of issuance, and one-third on the second anniversary of the date of the date of issuance, assuming that you meet the requirements for vesting specified in the Restricted Stock Agreement. Until it vests, the Restricted Stock will be held in our custody and will be subject to certain forfeiture provisions and transfer restrictions set forth in the Restricted Stock Agreement.

     You are not required to accept this offer. This offer is not conditioned upon a minimum number of Options being tendered. You may tender none, all or one or more of your Options. You may tender any particular Option in whole or in part.

     All Options accepted by us pursuant to this offer will be cancelled. Following the cancellation, the shares formerly issuable upon exercise of the cancelled Options will be available for reissuance.

     If you cease to be an employee, director or consultant of the Company or one of its subsidiaries by reason of termination with "cause" (as defined in the Restricted Stock Agreement) or by reason of voluntary resignation (other than because of disability) after the date you tender Options but before the date the unvested portion of the Restricted Stock vests, you will not receive that portion of the Restricted Stock, and you will not receive any other consideration for the Options tendered by you and cancelled by the Company.

     ALTHOUGH OUR BOARD OF DIRECTORS HAS APPROVED THIS OFFER, NEITHER WE NOR OUR BOARD OF DIRECTORS MAKES ANY RECOMMENDATION AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS FOR EXCHANGE. YOU MUST MAKE YOUR OWN DECISION WHETHER TO TENDER YOUR OPTIONS.

     2. TERMS OF THE RESTRICTED STOCK. Enclosed as EXHIBIT C and EXHIBIT D hereto are plan summaries and prospectuses for the 1994 Plan and the 1997 Plan, respectively. These summaries and prospectuses are subject to, and qualified in their entirety by reference to, all provisions of the Plans and the form of Restricted Stock Agreement. The 1994 Plan has been filed as Exhibit 10.6 to our Registration Statement on Form S-1 (File No. 333-33159), filed with the U.S. Securities and Exchange Commission (the "SEC") on August 8, 1997 (the "Form S-1"). The 1997 Plan has been filed as Exhibit (d)(2) to our Tender Offer Statement on Schedule TO, filed with the SEC on May 22, 2001. Please contact us at 300 North Lake Avenue, Suite 300, Pasadena, California 91101, Attention:
Debbie Maddocks, Vice President of Finance and Investor Relations (telephone:
(626) 304-0401) to receive copies of the Plans.

     3. PROCEDURES FOR TENDERING OPTIONS; ACCEPTANCE OF TENDERED OPTIONS. To validly tender your Options pursuant to this offer, you must, in accordance with the terms of the Letter of Transmittal, properly complete, duly execute and deliver to us the Letter of Transmittal, or a facsimile thereof, along with any other required documents. We must receive all of the required documents at 300 North Lake Avenue, Suite 300, Pasadena, California, Attention: Debbie Maddocks, Vice President of Finance and Investor Relations.

     THE METHOD OF DELIVERY OF ALL DOCUMENTS, INCLUDING LETTERS OF TRANSMITTAL AND ANY OTHER REQUIRED DOCUMENTS, IS AT YOUR ELECTION AND RISK. HOWEVER, WE WILL ONLY ACCEPT PAPER DELIVERY, AND THEREFORE DELIVERY BY E-MAIL WILL NOT BE ACCEPTED. IF DELIVERY IS BY MAIL, WE RECOMMEND THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND PROPERLY INSURE YOUR PACKAGE. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY.

     We will determine, in our discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of Options, and all questions as to the number of shares subject to Options or to be issued as Restricted Stock. Our determination of these matters will be final and binding on all parties. Your tender of Options pursuant to the procedures set forth in the Letter of Transmittal constitutes your acceptance of the terms and conditions of this offer. OUR ACCEPTANCE FOR EXCHANGE OF YOUR OPTIONS TENDERED BY YOU PURSUANT TO THIS OFFER WILL CONSTITUTE A BINDING AGREEMENT BETWEEN US AND YOU.

     We will issue the Restricted Stock under the Plans as soon as practicable after we accept and cancel the tendered Options and receive an executed Restricted Stock Agreement from you as described in the Letter of Transmittal, together with your payment to us of the $.01 per share par value of your Restricted Stock (rounded up to the nearest whole cent). We will distribute to you certificates representing your shares of Restricted Stock promptly after you provide for the payment to us of any required federal and state income and withholding taxes with respect to the vested portion of your Restricted Stock, either by cash payment or in accordance with another arrangement agreed upon between you and us.

     Promptly after we accept and cancel your tendered Options, we will send you a letter indicating the number of shares subject to the Options that we have accepted and cancelled, the number of shares of Restricted Stock that will be issued to you, the par value that must be paid in cash for the Restricted Stock, and the amount of any required federal and state income and withholding taxes with respect to the vested portion of the Restricted Stock.

     4. INFORMATION CONCERNING OUR CAPITAL STOCK. As of July 6, 2001, options to purchase 318,000 shares of our common stock were issued and outstanding. The shares of common stock issuable upon exercise of Options that we are offering to exchange pursuant to this offer and a related offer to two of our outside directors represent 100% of the total shares of common stock issuable upon the exercise of all options to purchase shares of our common stock outstanding (including those outstanding under the Plans) as of July 6, 2001. Assuming that all offerees surrender all of their Options for exchange in these offers, we would issue 318,000 shares of Restricted Stock, or approximately 5% of our total shares outstanding following that issuance.

     Shares of our common stock are quoted on the Nasdaq National Market under the symbol "PFCO." On July 6, 2001, the last reported sale price of our common stock on the Nasdaq National Market was $1.95 per share.

     Our stock price has been, and in the future may be, highly volatile and could continue to decline. The trading price of our common stock has fluctuated widely in the past and may continue to do so in the future, as a result of a number of factors, many of which are beyond our control. WE RECOMMEND THAT YOU OBTAIN CURRENT MARKET QUOTATIONS FOR OUR COMMON STOCK BEFORE DECIDING WHETHER TO TENDER YOUR OPTIONS.

     5. FEDERAL INCOME TAX CONSEQUENCES. You will be required under current law to recognize income for federal income tax purposes at the time your Restricted Stock vests. Accordingly, you will recognize immediately taxable income with respect to one-third of your Restricted Stock on the date of issuance, and unless you make an election under Section 83(b) of the Internal Revenue Code, you will recognize taxable income on each subsequent vesting date. The amount of taxable income will be equal to the fair market value of the vested portion of your Restricted Stock at the time of vesting, and you must provide for the payment to us of the federal and state income and withholding taxes to which you become subject as of result of such income, either by cash payment or in accordance with another arrangement agreed upon between you and us. We will generally be allowed a business expense deduction for the amount of taxable income recognized by you at the time your Restricted Stock vests.

     Additionally, if you make an election under Section 83(b) of the Internal Revenue Code to be taxed on the fair market value of your unvested Restricted Stock at the time of issuance, you will be required to provide for the payment to us of the income and withholding taxes pertaining to the unvested Restricted Stock on the date of issuance, either by cash payment or in accordance with another arrangement agreed upon between you and us. If you cease to be an employee, director or consultant of the Company or one of its subsidiaries before you vest in the Restricted Stock, you would not be able to recover the taxes you were required to pay and you would not receive the unvested portion of your Restricted Stock.

     Upon the subsequent sale or other taxable disposition of the Restricted Stock, you will recognize a taxable capital gain equal to the amount realized upon the sale or disposition of the shares less their fair market value at the time you recognized taxable income in connection with those shares. A capital loss will result to the extent the amount realized upon such sale is less than such fair market value. The gain or loss will be long-term if the shares are held for more than one year. The capital gain holding period for the one-third portion of your Restricted Stock that is immediately vested will begin on the date of issuance of the Restricted Stock. The capital gain holding period for the unvested portion of the Restricted Stock will start either (i) at the time the Restricted Stock vests, if no Section 83(b) election is filed at the time of issuance, or (ii) at the time of issuance, if you file the Section 83(b) election within 30 days after the date of issuance.

     WE RECOMMEND THAT YOU CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE FEDERAL, STATE AND LOCAL TAX CONSEQUENCES OF PARTICIPATING IN THIS OFFER.

     6. ADDITIONAL INFORMATION. We recommended that you review the following materials that we have filed with the SEC before making a decision on whether to tender your Options:

         o    our annual report on Form 10-K for our fiscal year ended
              December 31, 2000, filed with the SEC on March 30, 2001 and as amended by the Form 10-K/A, filed with the SEC on April 30, 2001;

         o our quarterly report on Form 10-Q for our fiscal quarter ended March 30, 2001, filed with the SEC on May 11, 2001;

         o the description of our common stock included in the Form S-1, including any amendment or reports we file for the purpose of updating that description;

         o our registration statement on Form S-8 (File No. 333-42627), filed with the SEC on December 18, 1997.

     The SEC file number for these filings is 0-23181. These filings, our other annual, quarterly and current reports, our proxy statements and our other SEC filings may be examined, and copies may be obtained, at the following SEC public reference rooms:

450 Fifth Street, N.W.       7 World Trade Center       500 West Madison Street
     Room 1024                    Suite 1300                  Suite 1400
Washington, D.C. 20549     New York, New York 10048     Chicago, Illinois 60661

     You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. Our SEC filings are also available to the public on the SEC's Internet site at http://www.sec.gov., and can be read at the following Nasdaq address:

                                Nasdaq Operations
                               1735 K Street, N.W.
                             Washington, D.C. 20006

     We will also provide you without charge, upon your written or oral request, a copy of any or all of the documents to which we have referred you, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference into such documents). Requests should be directed to:

                                 PAULA Financial
                          Attention: Investor Relations
                        300 North Lake Avenue, Suite 300
                           Pasadena, California 91101

or by telephoning us at (626) 304-0401 between the hours of 9:00 a.m. and 4:00 p.m., Pasadena, California local time.

     As you read the foregoing documents, you may find some inconsistencies in information from one document to another. If you find inconsistencies between the documents, or between a document and this letter, you should rely on the statements made in the most recent document. The information contained in this letter about the Company should be read together with the information contained in the documents to which we have referred you.

     6. MISCELLANEOUS. This offer and our SEC reports referred to above include "forward-looking statements". When used in this offer or such SEC reports, the words "anticipate," "believe," "estimate," "expect," "intend" and "plan" as they relate to the Company or our management are intended to identify these forward-looking statements. All statements by us regarding our expected future financial position and operating results, our business strategy, our financing plans and expected capital requirements, forecasted trends relating to our services or the markets in which we operate and similar matters are forward-looking statements. The documents filed by the Company with the SEC, including our annual report on Form 10-K filed on March 30, 2001, our amendment to annual report on Form 10-K/A filed on April 30, 2001 and our quarterly report on Form 10-Q filed on May 11, 2001, discuss some of the risks that could cause our actual results to differ from those contained or implied in the forward-looking statements. These risks include those affecting the insurance industry in general, such as the economic and interest rate environment, legislative and regulatory developments and market pricing and competitive trends, and those relating specifically to our businesses, such as the level of insurance premiums and fee income, the claims experience of our insurance products, the performance of our investment portfolio, acquisitions of companies or blocks of business, and the ratings by major ratings organizations of our insurance subsidiaries and other factors beyond our control. We undertake no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

     WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR OPTIONS PURSUANT TO THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS LETTER OR TO WHICH WE HAVE REFERRED YOU. WE HAVE NOT AUTHORIZED ANYONE TO GIVE YOU ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION AND REPRESENTATIONS CONTAINED IN THIS LETTER OR IN THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR REPRESENTATION TO YOU OR GIVES YOU ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION, REPRESENTATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US.

     If you have any questions about this offer, please call Debbie Maddocks, Vice President of Finance and Investor Relations, at (626) 304-0401.

     We thank you for your continued efforts on behalf of PAULA Financial.

                                           Sincerely,

                                           /s/ DEBORAH S. MADDOCKS
                                           --------------------------
                                           Name:  Deborah S. Maddocks
                                           Title:    Vice President



Enclosures

                                    EXHIBIT A

                              LETTER OF TRANSMITTAL

                              LETTER OF TRANSMITTAL
          TO TENDER CERTAIN OPTIONS TO PURCHASE SHARES OF COMMON STOCK
                              FOR RESTRICTED STOCK
                 PURSUANT TO THE OFFER LETTER DATED JULY 9, 2001

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

To:      PAULA Financial
         300 North Lake Avenue, Suite 300
         Pasadena, California 91101
         (telephone: (626) 304-0401)
         (facsimile: (626) 405-2460)

              DELIVERY OF THIS LETTER OF TRANSMITTAL TO AN ADDRESS
           OTHER THAN AS SET FORTH ABOVE OR TRANSMISSION VIA FACSIMILE
                    TO A NUMBER OTHER THAN AS SET FORTH ABOVE
                      WILL NOT CONSTITUTE A VALID DELIVERY.

================================================================================

         Pursuant to the terms and subject to the conditions of the Offer Letter dated July 9, 2001, and this Letter of Transmittal, I hereby tender the following options to purchase shares of common stock, par value $.01 per share ("Option Shares"). NOTE: To validly tender such options you must complete the following table according to instructions 2 and 3 on page 5 of this Letter of Transmittal.

                         Total Number of        Number of Option
   Grant Date of          Option Shares           Shares to be
     Option/1/        Subject to Option/2/        Tendered/3/








================================================================================

/1/ List each option on a separate line even if more than one option was issued on the same grant date.

/2/ Provide the total number of Option Shares for which the option remains outstanding (i.e., for which the option has not been exercised) in this column.

/3/  Each Option may be tendered in whole or in part.

To PAULA Financial:

     Upon the terms and subject to the conditions set forth in the letter from you dated July 9, 2001 (the "Offer Letter"), my receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer Letter, constitutes the "Offer"), I, the undersigned, hereby tender to PAULA Financial, a Delaware corporation (the "Company"), the options to purchase shares ("Option Shares") of common stock, par value $.01 per share, of the Company (the "Common Stock") specified in the table on page 1 of this Letter (the "Options") in exchange for restricted shares of Common Stock (the "Restricted Stock") to be issued under the PAULA Financial 1994 Stock Incentive Plan (the "1994 Plan") and the PAULA Financial Amended and Restated 1997 Stock Incentive Plan (the "1997 Plan" and, together with the 1994 Plan, the "Plans").

     I understand that all shares of Restricted Stock will be subject to the terms and conditions set forth in the Plans and a restricted stock agreement between the Company and me. I also understand that, before the Restricted Stock will actually be issued to me, I must pay the Company the $.01 per share par value of the Restricted Stock (rounded up to the nearest whole cent) and, before the stock certificates representing the Restricted Stock will be delivered to me, I must provide for the payment to the Company of the applicable federal and state income and withholding taxes with respect to the vested shares of Restricted Stock, either by cash payment or in accordance with another arrangement agreed upon between the Company and me.

     Subject to the terms and conditions of the Offer, I will receive a number of shares of Restricted Stock equal to the number of Option Shares subject to the Options I am tendering hereby.

     I have listed each Option (and the number of Option Shares subject to such Option) that I am tendering on page 1 of this Letter. I also understand that I may not tender any shares of Common Stock that I own pursuant to the Offer, including any Common Stock I own as a result of exercising options granted to me, whether or not those shares have vested.

     Subject to, and effective upon, the Company's acceptance for exchange of the Options tendered herewith in accordance with the terms and subject to the conditions of the Offer, I hereby sell, assign and transfer to, or upon the order of, the Company all right, title and interest in and to all of the Options that I am tendering hereby, and I hereby agree that I shall have no further right or entitlement to purchase any shares of the Common Stock under the tendered Options that are accepted by the Company for cancellation or to have any other rights or entitlements under those cancelled options. I acknowledge that the Company has advised me to consult with my own advisors as to the consequences of participating or not participating in the Offer. I agree that this Letter is an amendment to the option agreement or agreements to which the Options I am tendering hereby are subject.

     I hereby represent and warrant that I have full power and authority to tender the Options tendered hereby and that, when and to the extent such Options are accepted for exchange by the Company, such Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof, other than pursuant to the applicable option agreement, and such Options will not be subject to any adverse claims. Upon request, I will execute and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Options I am tendering hereby.

     All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

     By execution hereof, I understand that tenders of Options pursuant to the procedure described in Section 3 of the Offer Letter and in the instructions to this Letter will constitute my acceptance of the terms and conditions of the Offer. The Company's acceptance for exchange of Options tendered pursuant to the Offer will constitute a binding agreement between the Company and me upon the terms and subject to the conditions of the Offer.

     I acknowledge that (1) the Restricted Stock will not actually be issued until I (a) execute and return to the Company the restricted stock agreement that will be forwarded to me as soon as practicable after the date the Options tendered hereby are accepted for exchange and cancelled, which will set forth the forfeiture provisions and transfer restrictions that will govern the Restricted Stock and (b) pay the Company the $.01 per share par value of the Restricted Stock (rounded up to the nearest whole cent) and any required federal and state income and employment withholding taxes payable with respect to the vested portion of the Restricted Stock, and (2) the stock certificate for the issued but unvested Restricted Stock will be held in the custody of the Company while the Restricted Stock remains unvested and subject to forfeiture. I understand and agree that when the unvested portion of the Restricted Stock subsequently vests, the stock certificate for the vested Restricted Stock will not be delivered to me until I provide for the payment to the Company of any required federal and state income and employment withholding taxes to which I become subject upon the vesting of my Restricted Stock, either by cash payment or in accordance with another arrangement agreed upon between the Company and me. I also acknowledge that, if I cease to be an employee, director or consultant of the Company or one of its subsidiaries by reason of termination with "cause" (as defined in the restricted stock agreement) or by reason of voluntary resignation (other than because of disability) after the date I tender Options but before the date the Restricted Stock vests, I will not be eligible to receive the Restricted Stock.

     The name and social security number of the registered holder of the Options tendered hereby appear below exactly as they appear on the option agreement or agreements representing such Options. In the appropriate boxes of the table, I have listed for each Option the grant date, the number of Option Shares for which the Option remains outstanding (i.e. unexercised) and the number of Option Shares being tendered. Subject to the terms and conditions of the Offer, I understand that (1) I may tender all, some or none of my Options, (2) for each Option that I tender, I may tender with respect to all or only a portion of the Option Shares covered by such Option, and (3) I am not required to tender any Options in the Offer.

     THE OFFER IS NOT BEING MADE TO (NOR WILL TENDERS OF OPTIONS BE ACCEPTED FROM OR ON BEHALF OF) HOLDERS IN ANY JURISDICTION IN WHICH THE MAKING OR ACCEPTANCE OF THE OFFER WOULD NOT BE IN COMPLIANCE WITH THE LAWS OF SUCH JURISDICTION.

     I have read, understand and agree to all of the terms and conditions of the Offer.

                             HOLDER PLEASE SIGN HERE

                           (See Instructions 1 and 4)

     You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the Options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

================================================================================

                               SIGNATURE OF OWNER

X
    ----------------------------------------------------------------------------
                  (Signature of Holder or Authorized Signatory)

Date:    __________ __, 2001
Name:
           ---------------------------------------------------------------------
                                      (Please Print)
Capacity:
           ---------------------------------------------------------------------
Address:
           ---------------------------------------------------------------------

           ---------------------------------------------------------------------
                                 (Please include ZIP code)
Telephone No. (with area code):
                                        ----------------------------------------
Tax ID/ Social Security No.:
                                        ----------------------------------------

================================================================================

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

     1. DELIVERY OF THIS LETTER. A properly completed and duly executed original of this Letter (or a facsimile thereof), and any other documents required by this Letter, must be received by the Company at its address or at its facsimile number set forth on the front cover of this Letter.

     THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED AND THAT YOU PROPERLY INSURE THE DOCUMENTS. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. THE COMPANY WILL NOT ACCEPT DELIVERY BY E-MAIL.

     The Company will not accept any alternative, conditional or contingent tenders. By execution of this Letter (or a facsimile of it), you waive any right to receive any notice of the acceptance of your tender, except as provided for in the Offer Letter.

     2. INADEQUATE SPACE. If the space provided herein is inadequate, the information requested by the first table in this Letter regarding the Options to be tendered should be provided on a separate schedule attached hereto.

     3. TENDERS. If you intend to tender Options pursuant to the Offer, you must complete the table on page 1 of this Letter by providing the following information for each Option that you intend to tender: grant date, total number of Option Shares which remain subject to the Option (which must be all unexercised Option Shares subject to the Option) and number of Option Shares being tendered. You may tender all, some or none of your Options. For each Option that you tender, you may tender with respect to all or only a portion of the Option Shares covered by that Option.

     4. SIGNATURES ON THIS LETTER. If this Letter is signed by the holder of the Options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the Options are subject without alteration, enlargement or any change whatsoever.

     If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person so to act must be submitted with this Letter.

     5. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer Letter or this Letter may be directed to Debbie Maddocks, Vice President of Finance and Investor Relations, at the address and telephone number given on the front cover of this Letter. Copies will be furnished promptly at the Company's expense.

     6. IRREGULARITIES. The Company will determine, in its discretion, all questions as to form of documents and the validity, form, eligibility (including time of receipt), and acceptance of any tender of options, and all questions as to the number of shares subject to Options or to be issued as Restricted Stock. Our determination of these matters will be final and binding on all parties. The Company reserves the right to reject any or all tenders of Options the Company determines do not comply with the conditions of the Offer, not to be in proper form or the acceptance of which to be unlawful. The Company also reserves the right to waive any of the conditions of the Offer or any defect or irregularity in the tender with respect to any particular Options or any particular option holder, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of Options will be deemed to be properly made until all defects and irregularities have been cured by the tendering option holder or waived by us. Unless waived, any defects or irregularities in connection with tenders must be cured within such time as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

     IMPORTANT: THIS LETTER (OR A FACSIMILE COPY HEREOF) TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY.

     7. IMPORTANT TAX INFORMATION. You should refer to Section 5 of the Offer Letter, which contains important tax information.

                                    EXHIBIT B

                       FORM OF RESTRICTED STOCK AGREEMENT

                                 PAULA FINANCIAL

                       FORM OF RESTRICTED STOCK AGREEMENT

                                 PURSUANT TO THE

  [1994 STOCK INCENTIVE PLAN] [AMENDED AND RESTATED 1997 STOCK INCENTIVE PLAN]

     This Restricted Stock Agreement (this "Agreement") is made and entered into as of the Date of Award indicated below by and between PAULA Financial, a Delaware corporation (the "Company"), and the person named below as Participant. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement or in the attached Appendix.

     WHEREAS, Participant is in the Service of the Company and/or one or more of its subsidiaries; and

     WHEREAS, pursuant to that certain offer to exchange options for restricted stock (the "Offer"), the Board or Directors of the Company (the "Board") and/or the committee of the Board administering the Plan (the "Committee") has approved the award to Participant of shares of the common stock, $.01 par value, of the Company (the "Common Stock"), on the terms and conditions set forth herein;

     NOW, THEREFORE, in consideration of the foregoing recitals and the covenants set forth herein, the parties hereto hereby agree as follows:

     1   AWARD: CERTAIN TERMS AND CONDITIONS. The Company hereby awards to
Participant, and Participant hereby purchases , as of the Date of Award, in consideration of the cancellation of options to purchase Common Stock pursuant to the Offer and that certain Letter of Transmittal from the Participant, the number of shares of Common Stock indicated below (the "Restricted Shares"). Concurrently with the delivery of this Agreement to the Company, Participant shall pay the purchase price of $0.01 per share (the "Purchase Price") for the Restricted Shares in cash or check payable to the Company and shall deliver a duly executed blank Assignment Separate from Certificate (in the form attached hereto as Exhibit I) with respect to the Restricted Shares.

Participant:               ___________________

Date of Award:             ___________________

Number of shares awarded:  ___________________

     2   STOCKHOLDER RIGHTS. Until such time as Participant forfeits shares of
Restricted Shares in accordance with this Agreement, Participant (or any successor in interest) shall have all the rights of a stockholder (including voting, dividend and liquidation rights) with respect to the Restricted Shares, subject, however, to the transfer restrictions of this Agreement.

     3   ESCROW. The Company shall have the right to hold the Restricted Shares in escrow until those shares have vested in accordance with the Vesting
Schedule.

     4   COMPLIANCE WITH LAW. Under no circumstances shall shares of Common
Stock or other assets be issued or delivered to Participant pursuant to the provisions of this Agreement unless, in the opinion of counsel for the Company or its successors, there shall have been compliance with all applicable requirements of federal and state securities laws, all applicable listing requirements of any stock exchange (or the Nasdaq National Market, if applicable) on which the Common Stock is at the time listed for trading and all other requirements of law or of any regulatory bodies having jurisdiction over such issuance and delivery.

     5   TRANSFER RESTRICTIONS.

     (a) RESTRICTION ON TRANSFER. Except for any Permitted Transfer, Participant shall not transfer, assign, encumber or otherwise dispose of any of the Restricted Shares which are Unvested.

     (b) RESTRICTIVE LEGEND. The stock certificate for the Restricted Shares shall be endorsed with the following restrictive legend:

                  "THE SHARES REPRESENTED BY THIS CERTIFICATE ARE UNVESTED AND SUBJECT TO FORFEITURE AND ACCORDINGLY MAY NOT BE SOLD, ASSIGNED, TRANSFERRED, ENCUMBERED, OR IN ANY MANNER DISPOSED OF EXCEPT IN CONFORMITY WITH THE TERMS OF A WRITTEN AGREEMENT DATED JULY ___, 2001 BETWEEN THE COMPANY AND THE REGISTERED HOLDER OF THE SHARES (OR THE PREDECESSOR IN INTEREST TO THE SHARES). A COPY OF SUCH AGREEMENT IS MAINTAINED AT THE COMPANY'S PRINCIPAL CORPORATE OFFICES."

     (c) TRANSFEREE OBLIGATIONS. Each person (other than the Company) to whom the Restricted Shares are transferred by means of a Permitted Transfer must, as a condition precedent to the validity of such transfer, acknowledge in writing to the Company that such person is bound by the provisions of this Agreement and that the transferred shares are subject forfeiture to the same extent such shares would be so subject if retained by Participant.

     6   FORFEITURE OF SHARES.

     (a) CESSATION OF SERVICE. Upon Participant's cessation of Service by reason of his or her termination with Cause or his or her resignation for any reason other than Disability, Participant will forfeit all of the Restricted Shares in which Participant is not, at the time of his or her cessation of Service, vested in accordance with the Vesting Schedule set forth in Section 6(c) of this Agreement or the special vesting acceleration provisions of Section 7 of this Agreement (such shares to be hereinafter referred to as the "Unvested Shares").

     (b) CANCELLATION OF SHARES. If requested by the Company, the Owner of Unvested Shares forfeited pursuant to Section 6(a) shall deliver to the Company any certificates therefor; provided, however, that if Participant forfeits shares as provided in Section 6(a), then from and after such time, the Owner of such shares shall no longer have any rights as a holder of such shares and the Company shall be deemed the owner and holder of such shares, whether or not the certificates therefor have been delivered to Company as required by this Agreement.

     (c) VESTING OF RESTRICTED SHARES. The Restricted Shares shall vest and cease to be subject to forfeiture in accordance with the following Vesting
Schedule:

          (i) Upon the Date of Award, one-third of the Restricted Shares shall be vested and not subject to forfeiture.

          (ii) Participant shall acquire a vested interest in the remaining Restricted Shares in two equal installments of one-third each upon Participant's completion of each additional year of Service over the two (2) year period measured from the Date of Award.

     Subject to any accelerated vesting pursuant to Section 7, in no event shall Participant vest in any additional portion of the Restricted Shares following his or her cessation of Service for any reason.

     (d) RECAPITALIZATION. Any new, substituted or additional securities or other property (including cash paid other than as a regular cash dividend) which is by reason of any Recapitalization distributed with respect to Unvested Shares shall be immediately subject to the forfeiture provisions and any escrow requirements hereunder. Appropriate adjustments to reflect such distribution shall be made to the number and/or class of securities subject to this Agreement in order to reflect the effect of any such Recapitalization upon the Company's capital structure.

     7   ACCELERATION OF VESTING.

     (a) TERMINATION WITHOUT CAUSE. Upon Participant's cessation of Service by reason of termination by the Company (and its subsidiaries) without Cause, the Restricted Shares that have not vested on or prior to such date of cessation of Service shall vest on such date

     (b) INVOLUNTARY TERMINATION FOLLOWING CHANGE OF CONTROL. Upon Participant's Involuntary Termination within one year following a Change of Control, the Restricted Shares that have not vested on or prior to such date of cessation of Service shall vest on such date.

     (c) ACCELERATION OF VESTING BY COMMITTEE. The Committee, in its sole discretion, may accelerate the vesting of any or all of the Restricted Shares at any time and for any reason.

     (d) DEATH OR DISABILITY. Upon Participant's cessation of Service by reason of his or her death or Disability, the Restricted Shares that have not vested on or prior to such date of cessation of Service shall vest on such date.

     (e) OTHER EVENTS CAUSING ACCELERATION OF VESTING. Notwithstanding anything to the contrary in this Agreement, the Restricted Shares shall become fully vested immediately prior to the consummation of any of the following events:

          (i) the dissolution or liquidation of the Company;

          (ii) a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) the consummation of which results in the outstanding securities of any class that includes the Restricted Shares being exchanged for or converted into cash, property and/or a different kind of securities, unless such reorganization, merger or consolidation shall have been affirmatively recommended to the shareholders of the Company by the Board and the terms of such reorganization, merger or consolidation shall provide that Participant shall receive securities on terms substantially similar to those under the Plan; or

          (iii) a sale of all or substantially all of the property and assets of the Company, unless the terms of such sale shall provide otherwise.

     8   PAYMENT OF WITHHOLDING TAXES. If the Company becomes obligated to withhold an amount on account of any federal, state or local tax imposed as a result of the sale of the Restricted Shares to Participant pursuant to this Agreement or the termination of the restrictions imposed upon the Restricted Shares hereunder, including, without limitation of the federal, state or other income tax, or any F.I.C.A., state disability insurance tax or other employment tax (the date upon which the Company becomes so obligated shall be referred to herein as the "Withholding Date"), then Participant shall pay such amount (the "Withholding Liability") to the Company on the Withholding Date in cash or by check payable to the Company or by another method acceptable to the Committee. Participant hereby consents to the Company withholding the full amount of the Withholding Liability from any compensation or other amounts otherwise payable to Participant if Participant does not pay the Withholding Liability to the Company on the Withholding Date, and Participant agrees that the withholding and payment of any such amount by the Company to the relevant taxing authority shall constitute full satisfaction of the Company's obligation to pay such compensation or other amounts to Participant.

     9   TAXABLE INCOME AND SECTION 83(b) ELECTION. Under Section 83 of the
Internal Revenue Code of 1986, as amended (the "Code"), the excess of the Fair Market Value of the Restricted Shares on the date any forfeiture restrictions applicable to such shares lapse over the purchase price paid for those shares will be reportable as ordinary income on the lapse date. For this purpose, the term "forfeiture restrictions" includes the restrictions set forth in Section 6 above. Participant may elect under Code Section 83(b) to be taxed at the time the Restricted Shares are acquired, rather than when and as such Restricted Shares vest and cease to be subject to such forfeiture restrictions. Such election must be filed with the Internal Revenue Service within thirty (30) days after the date of this Agreement.

     (a) THE FORM FOR MAKING THIS ELECTION IS ATTACHED AS EXHIBIT II HERETO. PARTICIPANT UNDERSTANDS THAT FAILURE TO MAKE THIS FILING WITHIN THE APPLICABLE THIRTY (30)-DAY PERIOD WILL RESULT IN THE RECOGNITION OF ORDINARY INCOME AS THE FORFEITURE RESTRICTIONS LAPSE.

     (b) FILING RESPONSIBILITY. PARTICIPANT ACKNOWLEDGES THAT IT IS PARTICIPANT'S SOLE RESPONSIBILITY, AND NOT THE COMPANY'S, TO FILE A TIMELY ELECTION UNDER CODE SECTION 83(b), EVEN IF

PARTICIPANT REQUESTS THE COMPANY OR ITS REPRESENTATIVES TO MAKE THIS FILING ON HIS OR HER BEHALF.

     10   PLAN. The Restricted Shares are being awarded pursuant to the Plan, as in effect on the Date of Award, and are subject to all the terms and conditions of the Plan, as the same may be amended from time to time, provided, however, that no such amendment shall deprive Participant, without his or her consent, of the Restricted Shares or of any of Participant's rights under this Agreement. The interpretation and construction by the Committee of the Plan, this Agreement and such rules and regulations as may be adopted by the Committee for the purpose of administering the Plan shall be final and binding upon Participant. Until the Restricted Shares shall vest or be forfeited, the Company shall, upon written request therefor, send a copy of the Plan, in its then current form, to the holder of record of the Restricted Shares.

     11   RIGHT TO REMAIN IN SERVICE. No provision of this Agreement shall (a)
confer upon Participant any right to continue in the Service of the Company or any of its subsidiaries, (b) affect the right of the Company and each of its subsidiaries to terminate the Service of Participant, with or without cause, or
(c) confer upon Participant any right to participate in any employee welfare or benefit plan or other program of the Company or any of its subsidiaries other than the Plan. Participant hereby acknowledges and agrees that the Company and each of its subsidiaries may terminate the Service of Participant at any time and for any reason, or for no reason, unless Participant and the Company or such subsidiary are parties to a written employment agreement that expressly provides otherwise.

     12   GOVERNING LAW. This agreement shall be governed by and construed and enforced in accordance with the laws of the State of California.

                  [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have entered into this Agreement as of the Date of Award (as defined herein).




                                                PAULA FINANCIAL



                                                By:
                                                    ----------------------------
                                                    Name:
                                                    Title:



                                                -------------------------
                                                [NAME]
                                                Address:

                                    APPENDIX

     The following definitions shall be in effect under the Agreement:

     "Cause" shall mean Participant's (A) conviction by a court of competent jurisdiction of a felony or serious misdemeanor involving moral turpitude, (B) willful disregard of any written directive of the Board that is not inconsistent with the Articles of Incorporation or Bylaws of the Company or applicable law,
(C) breach of his or her fiduciary duty involving personal profit, (D) insubordination, or (E) neglect of his or her duties that has a material adverse effect on the Company.

     "Change of Control" shall mean the first to occur of the following:

          (i) a change in the composition of the Board such that a majority of the Board members ceases to be comprised of individuals who either (x) have been Board members continuously since the date of this Agreement or (y) were elected or nominated for election as Board members by at least a majority of the Board members described in clause (x) who were still in office at the time the Board approved such election or nomination;

          (ii) the consummation of a reorganization, merger or consolidation of the Company (other than a reorganization, merger or consolidation the sole purpose of which is to change the Company's domicile solely within the United States) as a result of which the outstanding securities of the class that includes the Restricted Shares are exchanged for or converted into cash, property and/or securities not issued by the Company; or

          (iii) the date of the first public announcement that any person or entity, together with all Affiliates and Associates (as such capitalized terms are defined in Rule 12b-2 promulgated under the Exchange Act of 1934, as amended (the "Exchange Act")) of such person or entity, shall have become the Beneficial Owner (as defined in Rule 13d-3 promulgated under the Exchange Act) of voting securities of the Company representing more than 50% of the voting power of the Company (a "50% Stockholder"); provided, however, the term "50% Stockholder" shall not include (1) the Company or any of its subsidiaries, (2) any employee benefit plan of the Company or any of its subsidiaries, including the Company's 1994 Stock Incentive Plan and Amended and Restated 1997 Stock Incentive Plan,
(3) any entity holding voting securities of the Company for or pursuant to the terms of any such plan, or (4) any person or entity if the transaction that resulted in such person or entity becoming a 50% Stockholder was approved in advance by the Board.

     "Disability" shall mean the inability of Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which is expected to result in death or has lasted or can be expected to last for a continuous period of twelve (12) months or more.

     "Fair Market Value" per share of Common Stock on any relevant date shall mean (a) if the Common Stock is traded on the Nasdaq National Market, the closing selling price per share on the date in question, as such price is reported in the Wall Street Journal, or, if there is no closing selling price on the date in question then the closing selling price on the most recent preceding date for which such quotation exists; (b) if the Common Stock is listed on any Stock

Exchange, the closing selling price per share on the date in question on the Stock Exchange determined by the Committee to be the primary market for the Common Stock, as such price is published in the Wall Street Journal, or, if there is no closing selling price on the date in question then the closing selling price on the most recent preceding date for which such quotation exists; or (c) if the Common Stock is neither listed on any Stock Exchange nor traded on the Nasdaq National Market, then the Fair Market Value shall be determined by the Committee after taking into account such factors as it shall deem relevant.

     "Involuntary Termination" shall mean the termination of Participant's Service by reason of:

          (i) his or her involuntary dismissal or discharge for reasons other than Cause, or

          (ii) his or her voluntary resignation within thirty days following:
(A) a change in Participant's position with the Company or a subsidiary of the Company that materially reduces his or her duties and responsibilities or the level of management to which he or she reports; (B) a reduction in Participant's level of compensation (including base salary, fringe benefits and target bonus under any corporate-performance based incentive programs) and (C) a relocation of Participant's place of Service (if applicable) by more than fifty (50) miles, provided and only if such change, reduction or relocation is effected by the Company without Participant's consent.

     "Owner" shall mean Participant and all subsequent holders of the Restricted Shares who derive their chain of ownership through a Permitted Transfer from Participant.

     "Permitted Transfer" shall mean (i) a gratuitous transfer of the Restricted Shares, PROVIDED AND ONLY IF Participant obtains the Company's prior written consent to such transfer, (ii) a transfer of title to the Restricted Shares effected pursuant to Participant's will or the laws of inheritance following Participant's death or (iii) a transfer to the Company in pledge as security for any purchase-money indebtedness incurred by Participant in connection with the acquisition of the Restricted Shares.

     "Recapitalization" shall mean any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Company's outstanding Common Stock as a class without the Company's receipt of consideration.

     "Service" shall mean Participant's performance of services for the Company or any subsidiary in the capacity of (a) an employee, subject to the control and direction of the employer entity as to both the work to be performed and the manner and method of performance, (b) a non-employee member of the Board or (c) an independent consultant.

     "Vesting Schedule" shall mean the vesting schedule specified in Section 6(c), pursuant to which the Restricted Shares are to vest in a series of installments over Participant's period of Service.

     "Unvested Shares" shall have the meaning assigned to such term in Section 6(a).

                                    EXHIBIT I

                      ASSIGNMENT SEPARATE FROM CERTIFICATE

     FOR VALUE RECEIVED ____________ hereby sell(s), assign(s) and transfer(s) unto PAULA Financial (the "Company"), ______________ (_____) shares of the Common Stock of the Company standing in his or her name on the books of the Company represented by Certificate No. _______________ herewith and do(es) hereby irrevocably constitute and appoint _________________ Attorney to transfer the said stock on the books of the Company with full power of substitution in the premises.

Dated:  ___________





                                            Signature
                                                     ---------------------------






INSTRUCTION: Please do not fill in any blanks other than the signature line. Please sign exactly as you would like your name to appear on the issued stock certificate. The purpose of this assignment is to enable the Company to re-acquire the Restricted Shares upon forfeiture without requiring additional signatures on the part of Participant.

                                   EXHIBIT II

                           SECTION 83(b) TAX ELECTION

This statement is being made under Section 83(b) of the Internal Revenue Code, pursuant to Treas. Reg. Section 1.83-2.

(1)  The taxpayer who performed the services is:

     Name:
     Address:
     Taxpayer Ident. No.:

(2) The property with respect to which the election is being made is ______________ shares of the common stock of PAULA Financial.

(3)  The property was issued on __________________, _____.

(4)  The taxable year in which the election is being made is the calendar year
     _____.

(5) The property is subject to forfeiture restrictions upon voluntary resignation under some circumstances by the taxpayer or termination of taxpayer's service by the issuer for cause. These forfeiture restrictions will lapse in a series of annual installments over a two (2)-year period ending on ________________, 200___.

(6) The fair market value at the time of transfer (determined without regard to any restriction other than a restriction which by its terms will never lapse) is $_____ per share.

(7)  The amount paid for such property is $____ per share.

(8) A copy of this statement was furnished to PAULA Financial for whom taxpayer rendered the services underlying the transfer of property.

(9)  This statement is executed on _______________, _____.


-------------------------------------    ---------------------------------------
Spouse (if any)                          Taxpayer

THIS ELECTION MUST BE FILED WITH THE INTERNAL REVENUE SERVICE CENTER WITH WHICH TAXPAYER FILES HIS OR HER FEDERAL INCOME TAX RETURNS AND MUST BE MADE WITHIN THIRTY (30) DAYS AFTER THE EXECUTION DATE OF THE STOCK ISSUANCE AGREEMENT. THIS FILING SHOULD BE MADE BY REGISTERED OR CERTIFIED MAIL, RETURN RECEIPT REQUESTED. PARTICIPANT MUST RETAIN TWO (2) COPIES OF THE COMPLETED FORM FOR FILING WITH HIS OR HER FEDERAL AND STATE TAX RETURNS FOR THE CURRENT TAX YEAR AND AN ADDITIONAL COPY FOR HIS OR HER RECORDS.

                                    EXHIBIT C


                    PLAN SUMMARY AND PROSPECTUS FOR 1994 PLAN

                                    EXHIBIT D


                    PLAN SUMMARY AND PROSPECTUS FOR 1997 PLAN





                                       ii